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                                                                    Exhibit 10.4

                   [LETTERHEAD OF PROFESSIONAL DETAILING INC.]

Mr. John P. Dugan
Otterkill Road
P.O. Box 54
Mountainville, N.Y. 10953

Re:  1998 Compensation

Dear Mr. Dugan,

Please be advised that your total 1998 and future years compensation will consist of a salary of $125,000 plus fringe benefits and expense reimbursements consistent with past practices. 1998 and future years' compensation will not include any bonus compensation.

                                            Very truly yours,

                           Professional Detailing Inc.

                           By: /s/ Charles T. Saldarini
                              ----------------------------
                               Charles T. Saldarini
                               President

AGREED TO AND ACCEPTED:

/s/ John P. Dugan
-----------------------
   JOHN P. DUGAN

Dated: